Execution Version

EXHIBIT 4.3

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of July 30, 2015, by and among Trinseo Holdings Asia Pte. Ltd. as a  Guarantor (the “Guaranteeing Subsidiary”), Trinseo Materials Operating S.C.A, a company (société en commandite par actions) organized and existing under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 153586 (the “Company”), Trinseo Materials Finance, Inc., a Delaware corporation (“Trinseo Finance” and, together with the Company, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon, acting through its London Branch, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, each of the Issuers, the Guarantors and the Trustee have heretofore executed and delivered an indenture dated as of May 5, 2015 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance (i) €375.0 million aggregate principal amount of 6.375% Senior Notes due 2022, issued on the date hereof (the “Euro Notes”) and (ii) $300.0 million aggregate principal amount of 6.750% Senior Notes due 2022, issued on the date hereof (the “Dollar Notes”, and together with the Euro Notes, the “Initial Notes”) (the Initial Notes and any Additional Notes are collectively referred to as the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture to which the Guaranteeing Subsidiary shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”);

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuers, any Guarantor and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuers hereby request that the Trustee join with the Issuers, the Guarantors and the Guaranteeing Subsidiary in the execution of this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Issuers, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined.  The words “herein,”

“hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1.Agreement to Be Bound.  The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2.Guarantee.  The Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis. The Guarantee shall not apply to any liability to the extent that it would result in the Guarantee constituting unlawful financial assistance, in respect of a Guarantor incorporated under the laws of Singapore, under section 76 of the Companies Act (Chapter 50 of Singapore) (as may be amended and/or re-enacted from time to time).

ARTICLE III

MISCELLANEOUS

SECTION 3.1.Notices.  All notices and other communications to the Guaranteeing Subsidiary shall be given as provided in the Indenture to any Guarantor, at the address set forth in Section 13.2 of the Indenture, with a copy to the Issuers as provided in the Indenture for notices to the Issuers.

SECTION 3.2.Merger and Consolidation.  The Guaranteeing Subsidiary shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into another Person (other than an Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(f) of the Indenture.

SECTION 3.3.Release of Guarantee.  This Guarantee shall be released in accordance with Section 10.2 of the Indenture.

SECTION 3.4.Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.5.Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  THE APPLICATION OF THE PROVISIONS SET OUT IN ARTICLES 86 TO 94‑8 OF THE LUXEMBOURG LAW ON COMMERCIAL COMPANIES DATED AUGUST 10, 1915 IS EXCLUDED. THE PROVISIONS UNDER SECTION 13.10 OF THE INDENTURE IN RESPECT OF SUBMISSION TO JURISDICTION SHALL APPLY TO THIS SUPPLEMENTAL INDENTURE.

SECTION 3.6.Severability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.7.Benefits Acknowledged.  The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture.  The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

SECTION 3.8.Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.9.The Trustee.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals or statements contained herein, all of which recitals are made solely by the other parties hereto, and the Trustee assumes no responsibility for their correctness.

SECTION 3.10.Counterparts.  The parties hereto may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.11.Execution and Delivery.  The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.

SECTION 3.12.Headings.  The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[Signature Page to Supplemental Indenture]

TRINSEO MATERIALS OPERATING S.C.A., acting through its general partner Trinseo Materials S.à r.l. represented by its permanent representative Aurelien Vasseur

By:	/s/ Aurelien Vasseur
	Name:	Aurelien Vasseur
	Title:	Permanent Representative

TRINSEO MATERIALS FINANCE, INC.
By:	/s/ Christopher D. Pappas
Name: Christopher D. Pappas
	Title:	Chief Executive Officer and President

TRINSEO HOLDINGS ASIA PTE. LTD., as a Guarantor
By:	/s/ Dongyu Cai
	Name:	Dongyu Cai
	Title:	Director

[Signature Page to Supplemental Indenture]

TRINSEO (HONG KONG) LIMITED, as a Guarantor

SEALED with the COMMON SEAL of TRINSEO (HONG KONG) LIMITED and SIGNED by Lee Chung Lok and Leong Chin Bown,

/s/ Lee Chung Lok
[Signature of Director]
Director Lee Chung Lok

In the presence of:

/s/ Rachel Lau
[Signature of Witness]

Name of Witness:	Rachel Lau
Address of Witness:	40‑50 Tsing Yi Road, Tsing Yi
Island, Hong Kong
Occupation of Witness:	Administrative Specialist

/s/ Leong Chin Bown
[Signature of Director]
Director Leong Chin Bown

In the presence of:

/s/ Alice Chong
[Signature of Witness]

Name of Witness:	Alice Chong
Address of Witness:	Suite 3401‑3, 34/F, Central
Plaza, 18 Harbour R, Wanchai,
Hong Kong
Occupation of Witness:	Finance Assistant

[Signature Page to Supplemental Indenture]

TRINSEO DEUTSCHLAND GMBH, as a Guarantor

By:	/s/ Walter Bosschieter
	Name:	Walter Bosschieter
	Title:	Managing Director

By:	/s/ Ralf Irmert
	Name:	Ralf Irmert
	Title:	Managing Director

[Signature Page to Supplemental Indenture]

TRINSEO DEUTSCHLAND ANLAGENGESSELLSCHAFT MBH, as a Guarantor

By:	/s/ Ulrich Alfred Plotzke
	Name:	Ulrich Alfred Plotzke
	Title:	Managing Director

By:	/s/ Rudolf Marinus van Domburg
	Name:	Rudolf Marinus van Domburg
	Title:	Authorized Signatory (Prokurist)

[Signature Page to Supplemental Indenture]

Given under the common seal of
TRINSEO FINANCE IRELAND,
as a Guarantor
and delivered as a DEED

/s/ Geraldine Lillis
Director Geraldine Lillis

/s/ Agniesztse Wileauete
Secretary
FOR AND ON BEHALF OF CANYON CORPORATE SECRETARIES LIMITED

[Signature Page to Supplemental Indenture]

TRINSEO FINANCE LUXEMBOURG S.À R.L., as a Guarantor

By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Manager

[Signature Page to Supplemental Indenture]

TRINSEO HOLDING B.V., as a Guarantor

By:	/s/ Walter Bosschieter
	Name:	Walter Bosschieter
	Title:	Director

[Signature Page to Supplemental Indenture]

TRINSEO NETHERLANDS B.V., as a Guarantor

By:	/s/ Walter Bosschieter
	Name:	Walter Bosschieter
	Title:	Director

[Signature Page to Supplemental Indenture]

TRINSEO EUROPE GmbH, as a Guarantor

By:	/s/ Martin Pugh
	Name:	Martin Pugh
	Title:	Manager

[Signature Page to Supplemental Indenture]

TRINSEO US HOLDING, INC., as a Guarantor

By:	/s/ Christopher D. Pappas
	Name:	Christopher D. Pappas
	Title:	Chief Executive Officer and President

[Signature Page to Supplemental Indenture]

TRINSEO LLC, as a Guarantor

By:	/s/ Christopher D. Pappas
	Name:	Christopher D. Pappas
	Title:	Chief Executive Officer and President

[Signature Page to Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Joan Doyle
	Name:	Joan Doyle
	Title:	Vice President

[Signature Page to Supplemental Indenture]